Exhibit 99.1

Information Relating to Item 14—Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the shares of Puget Energy, Inc. common stock, registered pursuant to the registration statement (Registration No. 333-82940-02) on Form S-3 filed on February 15, 2002, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$10,000
NYSE Filing Fee	21,000
Printing and engraving expenses	5,000
Legal fees and expenses	50,000
Accounting fees and expenses	15,000
Miscellaneous	24,000

Total	$125,000